Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

CLEARSIDE BIOMEDICAL, INC.

COMMON STOCK PURCHASE WARRANT

This Common Stock Purchase Warrant (the “Warrant”) is issued as of the      day of              2014, by Clearside Biomedical, Inc., a Delaware corporation (the “Company”), to                      (the “Holder”).

1. Issuance of Warrant; Term; Price.

1.1. Issuance. Concurrently herewith, the Holder is making a loan to the Company in the amount of $             (the “Loan”) pursuant to the terms of that certain Note Purchase Agreement dated as of April 28, 2014, between the Company and the Holder (the “Purchase Agreement”). The Loan is evidenced by an Unsecured Convertible Promissory Note dated as of             , 2014 (together with any and all extensions, replacements and renewals thereof, the “Note”). In consideration of the funding of the Loan, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase                  shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Warrant Stock”). This Warrant is one of a series of Common Stock Purchase Warrants (the “Bridge Warrants”) issued by the Company pursuant to the Purchase Agreement.

1.2 Term. This Warrant shall be exercisable in whole or in part from the date hereof until the earlier of (1)             , 2024 and (2) the occurrence of a closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company to the public that results in the conversion of all of the Company’s Preferred Stock into shares of the Company’s Common Stock (an “IPO”) pursuant to the terms of the Company’s Certificate of Incorporation, as amended.

1.3 Exercise Price. Subject to adjustment as hereinafter provided, the exercise price (the “Warrant Price”) per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be equal to $0.01 per share

2. Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of Shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time as follows.

2.1. Dividends in Stock Adjustment. In case at any time or from time to time on or after the date on which this Warrant is exercisable for Warrant Stock and while this Warrant is outstanding and unexpired, the holders of the Warrant Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would have been entitled to receive if it had exercised this Warrant on the date hereof and thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2.

2.2. Reclassification or Reorganization Adjustment. In case of any changes in the class or kind of securities issuable upon exercise of this Warrant or any reclassification or change of the outstanding securities of the Company or of any merger, consolidation or reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, then the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, merger, consolidation or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, and the Warrant Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

2.3. Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall split, subdivide or otherwise change its outstanding shares of any securities receivable upon exercise of this Warrant into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of any securities receivable upon exercise of this Warrant shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased, all subject to further adjustment as provided in this Section 2.

2.4 Other Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against impairment.

3. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

4. No Stockholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a stockholder of the Company until the holder has exercised this Warrant in accordance with Section 6 or Section 7 hereof.

5. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Warrant Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the certificate representing the Shares or other securities in respect of which this Warrant has been exercised, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares or other securities purchasable under this Warrant, which new warrant shall, in all other respects, be identical to this Warrant.

7. Net Issue Election.

7.1. Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the “Conversion Right”) into shares of Warrant Stock as provided in this Section 7. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Warrant Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 7.2 hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share of Warrant Stock on the Conversion Date (as herein defined). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash in lieu of such fractional share as set forth in Section 3. If not earlier exercised pursuant to Section 6 hereof, this Warrant automatically shall be deemed exercised pursuant to this Section 7 upon closing of a Liquidating Event (as defined in the Company’s Certificate of Incorporation, as amended) or upon an IPO.

7.2. Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection 7.1 hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon such surrender of this Warrant (the “Conversion Date”). Certificates for the shares of Warrant Stock issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under Section 2) shall be issued as of the Conversion Date and shall be delivered to the Holder immediately following the Conversion Date, or, if requested at the time of surrender of this Warrant, held for pick-up by the Holder at the Company’s principal office.

7.3. Determination of Fair Market Value. For purposes of this Section 7, fair market value (the “Market Price”) of a share of Warrant Stock as of a particular date (the “Determination Date”) shall mean the average of the closing prices of such security’s sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five (5) days consisting of the day prior to the day as of which “Market Price” is being determined and the five (5) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the over-the-counter market, the “Market Price” shall be the fair market value thereof as determined in good faith by the Company’s Board of Directors (including at least one director designated by the holders of Series A-1 Preferred Stock, if any); provided, that in the event that the Requisite Majority (as defined in the Note) disagree with the Board of Directors’ determination of such fair market value, such value shall be determined by an independent third party appraiser of national standing agreed to by the Company and the

Requisite Majority. If they fail to agree on such appraiser, then each of the Company and such Requisite Majority shall promptly engage a nationally or internationally recognized investment banking firm, certified public accounting firm or business appraisal firm not providing services to the Company or such holders of Bridge Notes (as defined in the Note) at the time of the engagement to determine such fair market value within a 30-day period. If the higher appraisal is no more than 10% greater than the lower appraisal, the average of the appraisals will be deemed to be the fair market value of such securities. If the higher appraisal is more than 10% greater than the lower appraisal, the Company and such holders agree to negotiate in good faith for an additional 15 days to determine such fair market value. If at the end of such 15-day period, the parties are unable to reach agreement with respect to a mutually acceptable fair market value, then the two appraisers shall promptly thereafter select a third appraiser not providing services to the Company or such holders at the time of the engagement to complete an appraisal within 30 days. The average of the two closest appraisals shall be the fair market value and shall be binding on the Company and all holders of Bridge Notes. The cost of any such appraisers would be shared equally among the Company, on the one hand, and such holders of Bridge Notes, on the other hand. Notwithstanding the foregoing, if this Warrant is automatically exercised pursuant to Section 7 upon an IPO, the Market Price shall mean the price to the public in such IPO.

8. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

9. Notice of Proposed Transfers. This Warrant is transferable by the Holder hereof subject to compliance with this Section 9. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act and any applicable state securities laws, or (ii) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

10. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11. Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be given in writing and shall be deemed effectively given as provided in the Purchase Agreement.

12. Amendment; Waiver. Any term of this Warrant may be amended, and any provision hereof waived, with the written consent of the Company and the holders of Bridge Warrants representing the right to purchase not less than a majority of the shares of Warrant Stock that may then be purchased under all of the Bridge Warrants, even without the consent of the Holder hereof; provided, however, that neither the number of Shares issuable pursuant to Section 1.1, the exercise period in Section 1.2, nor the Warrant Price in Section 1.3 may be amended without the consent of the Holder, other than as expressly provided for herein. Any amendment effected in accordance with this Section shall be binding upon each holder of any Bridge Warrant (including the Holder), each future holder of all such Bridge Warrant, and the Company.

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IN WITNESS WHEREOF, the undersigned officer of the Company has set his hand as of the date first above written.

CLEARSIDE BIOMEDICAL, INC.

By:
Name:
Title:

SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT